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                                                                     EXHIBIT 5.1

                                                    May 1, 2003

RE Investments III, LLC
2901 El Camino Avenue
Las Vegas, Nevada 89102


      Re: RE Investments III, LLC Form S-11 Registration Statement Under The Securities Act of 1933

Ladies and Gentlemen:

      We have acted as special Nevada counsel to RE Investments III, LLC, a Nevada limited liability company (the "Company"), in connection with the review of the Company's Registration Statement (the "Registration Statement") on Form S-11 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

      In our capacity as special Nevada counsel to the Company in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Company in connection with the Registration Statement. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and state securities laws and other laws applicable thereto, in the manner presently proposed.

      As special Nevada counsel we have examined, among other things, the following documents:

      (a)   the Registration Statement;

      (b)   the Articles of Organization of the Company;

      (c) the proposed Operating Agreement of the Company dated as of May 1, 2003;

      (d) the Written Consent of the Sole Manager of the Company (the "Manager Consent"); and
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RE Investments III, LLC
May 1, 2003
Page 2



      (e) such corporate and other constitutive documents and records of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

      We call your attention to the fact that we have not participated in the preparation or negotiation of the Registration Statement, or any other agreements, documents or instruments relating to the transactions contemplated thereby. We are admitted to the Bar of the State of Nevada, and in rendering our opinions hereinafter stated, we have relied on the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction in the State of Nevada. We express no opinion as to the laws of any other jurisdiction.

      Our review has been limited to the above-described documents and we have assumed (i) there have been no amendments to the documents we have reviewed, and
(ii) the representations, statements, and/or other information contained in the documents, including the Registration Statement, are true and correct as of the date of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

      We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada, and we express no opinion herein with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

      We have further assumed the Company has qualified to do business and is in good standing in each jurisdiction other than Nevada in which the Company is currently operating.

      Subject to the foregoing and the other qualifications set forth herein, it is our opinion that as of the date hereof:

      1. The Company is a Nevada limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada.

      2. The Company has authorized 10,000,000 units initially priced at $10 per unit.
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RE Investments III, LLC
May 1, 2003
Page 3


      3. The Company's 10,000,000 units being offered in accordance with and subject to the terms and conditions of the Registration Statement, are validly authorized and, when issued for due consideration, shall be fully paid and non-assessable.

      4. The 500 units issued to Vestin Mortgage, Inc. (the "Vestin Units") on or about April 24, 2003 for $5,000 are validly authorized, fully paid and non-assessable.

      5. The Vestin Units are exempt from registration under the Securities Act of 1933.

         We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada. Our opinion herein is based on the existing laws of the State of Nevada, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Company, the Registration Statement, or the transactions contemplated thereby, or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This opinion is effective up to and including the date of this opinion, and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

                                                Very truly yours,

                                                BERKLEY, GORDON, LEVINE,
                                                GOLDSTEIN & GARFINKEL, LLP

cc: Ernst & Young